                                                                 EXHIBIT 10(al)




                              SIXTH AMENDMENT
                                    OF
                      USG CORPORATION INVESTMENT PLAN



WHEREAS, USG CORPORATION (the "company") maintains USG Corporation Investment Plan (the "plan"); and


WHEREAS, the plan has been amended from time to time, including an amendment and restatement of the plan effective as of January 1, 1989 and five subsequent amendments, and further amendment of the plan now is considered desirable;


NOW, THEREFORE, pursuant to the amending power reserved to the company under subsection 15.1 of the plan, as amended, the plan be and is further amended in the following particulars:


1. By substituting the parenthetical phrase "(or he would be accruing benefits but for a minimum age provision set forth in that plan, if any)" for the parenthetical phrase "(or he would be accruing benefits but for a maximum or minimum age provision set forth in that plan, if any)" where the latter appears in subparagraph 2.1(c)(i) of the plan.


2. By substituting the following for the last sentence of subsection 3.2 of the plan:

      "Corporate matching contributions shall be made under the plan for a plan year beginning after December 31, 1992 with respect to participants basic contributions during that year to the extent provided by the corporation matching contribution provisions set forth in subsection 4.2."


3.  By substituting the following for subsections 4.2 and 4.3 of the plan:

      "4.2. CORPORATION MATCHING CONTRIBUTIONS. Subject to the conditions and limitations of this Section 4 and Sections 7 and 15, the employers will make 'corporation matching contributions' with respect to eligible participants (as defined in subsection 6.4) in the form of 'formula matching contributions' and

      'quarterly matching contributions' as determined under subparagraphs (a) and (b) below:

      (a) FORMULA MATCHING CONTRIBUTIONS. For each plan year commencing after December 31, 1992 the employers will make formula matching contributions only if at least 80 percent of the Consolidated Earnings Goal of the USG Companies for that plan year has been met. The level of formula matching contributions is to be determined on the basis of the table set forth in Exhibit I to the plan. The 'Consolidated Earnings Goal' for any plan year is based upon consolidated earnings of the USG Companies from all domestic and foreign continuing operations before net interest expense, asset sales, taxes, and depreciation, depletion, amortization, and other non-cash charges, with the amount of the Consolidated Earnings Goal for any plan year determined by the chief financial officer of the company and filed in writing with the committee by July 31, 1993 in the case of the 1993 plan year and by the end of the first calendar quarter in the case of each subsequent plan year.

      (b) QUARTERLY MATCHING CONTRIBUTIONS. For each calendar quarter commencing after December 31, 1993 the employers will make quarterly matching contributions in an amount equal to 25 percent of each eligible participant's basic contributions made during that calendar quarter not in excess of 4 percent of his earnings for that calendar quarter.

      4.3.  INDIVIDUAL EMPLOYER'S SHARE OF CORPORATION MATCHING
      CONTRIBUTIONS. Subject to the limitations set forth in subsection 4.4, each employer's share of the corporation matching contributions to be made under the plan for any period pursuant to subsection 4.2 shall be determined as follows:

      (a) the amount of the corporation matching contributions under the plan determined in accordance with subsection 4.2 shall be reduced by 'remainders' that have arisen under the plan to the extent such remainders have not been otherwise applied pursuant to subsection 10.9; and

      (b) the employer's share shall be that proportion of the net amount determined under subparagraph (a) above which the corporation matching contributions (determined in accordance with subsection 4.2) to be allocated to participants employed by the employer bear to the total corporation matching contributions (determined in accordance with subsection 4.2) to be allocated to all participants.

      Each employer's share of the formula matching contributions to be made under the plan for any plan year pursuant to subparagraph 4.2(a) shall be paid to the trustee, without interest, not later than the time required for the filing of the company's federal income tax return for its taxable year beginning within that plan year, including any extensions of time thereof. Each employer's share of the quarterly matching contributions to be made under the plan for any quarter pursuant to subparagraph 4.2(b) shall be paid to the trustee, without interest, as soon as practicable after the amount of such share is determined."


4.  By substituting the following for subsection 5.3 of the plan:

      "5.3. PRIMARY INVESTMENT OF PARTICIPANT BASIC CONTRIBUTIONS. The basic contributions made by a participant under the plan after June 30, 1993 shall be invested by the trustee pursuant to the participant's election on a form provided for that purpose by the committee in one or more of the following forms of investment, in 5 percent increments:

      (a) Common stock of the company ('company shares') described in subsection 5.6.

      (b)   The fixed income fund described in subsection 5.7.

      (c)   The government investment fund described in subsection 5.8.

      (d)   The balanced fund described in subsection 5.9.

      (e)   The equity index fund described in subsection 5.10.

      (f)   The growth fund described in subsection 5.11.

       (g)  Any other investment fund described in subsection 5.12.

      Investments under any of the funds ('investment funds') described in subparagraphs (b) through (g) above may, to the extent permitted under the trust agreement, be made in the form of units in one or more investment companies registered under the Investment Company Act of 1940 or common, collective or commingled trust funds or pooled investment funds qualified under Section 401(a) of the Internal Revenue Code."


5. By substituting the following for subparagraphs (a), (b) and (c) of subsection 5.4 of the plan:

      "(a) In the case of a participant in the plan on June 30, 1993, his basic contributions made after June 30, 1993 and his participant accounts on that date shall continue to be invested in the same manner as during the calendar quarter ended June 30, 1993 until the participant makes an investment change election under subparagraph (b) or (c) of this subsection 5.4 which is effective for the calendar quarter beginning July 1, 1993 or in a subsequent calendar quarter.

      (b) At least fifteen days (or such lesser number of days specified by the committee) before the end of any calendar quarter a participant may elect to change his investment election as to any contributions he makes under the plan after the end of that calendar quarter so that they may be invested in 5 percent increments in one or more of the forms of investment described in subsection 5.3.

      (c) At least fifteen days before the end of any calendar quarter a participant may elect that 100 percent of the assets in all of his participant accounts be converted to cash and invested in 5 percent increments in one or more of the forms of investments described in subsection 5.3. Notwithstanding the foregoing to the contrary, a participant's elections under this subparagraph (c) for the calendar quarter beginning on July 1, 1993 must be in increments of 25% of the assets in all of his participant accounts, and elections to invest part or all of his existing accounts in the balanced fund, growth fund or in company shares shall not be effective before the calendar quarter beginning October 1, 1993."


6. By substituting the following for the second sentence of subsection 5.5 of the plan:

      "As of the end of each calendar quarter the trustee shall separately determine the earnings resulting from short-term investments during the calendar quarter with respect to participant contributions required to be invested in company shares, and participant contributions required to be invested in any other investment fund, respectively, as provided in the trust agreement, and such earnings shall be reflected in participant accounts as provided in subsection 5.13."


7. By substituting the following for the last two sentences of subsection 5.6 of the plan:

      "Notwithstanding the foregoing provisions of this subsection and any other provisions of the plan to the contrary, during the 'suspension period' which began January 1, 1992 and ended June 30, 1993, the trustee was not permitted to purchase company shares from any source for participants' accounts. Beginning July 1, 1993, participants again may make elections under subsection 5.3 and subparagraph 5.4(b) to have their future basic contributions invested in company shares in accordance with the provisions of this subsection 5.6, but elections under subsection 5.4(c) and subsection 6.2 to have proceeds from any part or all of their existing participant and corporation accounts invested in company shares shall not be effective before the calendar quarter beginning October 1, 1993."


8. By renumbering subsection 5.9 of the plan as subsection 5.10 and inserting the following new subsection 5.9:

      "5.9. BALANCED FUND. The trustee maintains a separate fund known as the 'balanced fund.' This fund is invested in several broadly diversified asset classes, which may include, but are not limited to, domestic common stocks, preferred stocks, bonds and cash, and also may include foreign common stocks and bonds. New investments shall be made by the trustee in the balanced fund with participants' contributions as soon as practicable after they are received by the trustee, but in the interim may be invested by the trustee as provided in subsection 5.5. Earnings with respect to the balanced fund shall be retained in that fund and reinvested as a part thereof."


9. By renumbering subsection 5.10 of the plan as subsection 5.12 and inserting the following new subsection 5.11:

      "5.11. GROWTH FUND. The trustee maintains a separate fund known as the 'growth fund.' This fund is invested primarily in equity securities of large market capitalization companies with earnings that are expected to grow at an above-average rate, but may be further diversified by investment of a small variable portion of the assets in domestic bonds, foreign common stocks and bonds, and cash. New investments shall be made by the trustee in the growth fund with participants' contributions as soon as practicable after they are received by the trustee, but in the interim may be invested by the trustee as provided in subsection
      5.5. Earnings with respect to the growth fund shall be retained in that fund and reinvested as a part thereof."


10. By deleting subsection 5.14 and by renumbering subsections 5.11, 5.12 and 5.13 as subsections 5.13, 5.14 and 5.15, respectively.


11.  By substituting the following for subsection 6.1 of the plan:

      "6.1. CORPORATION ACCOUNTS. In addition to the accounts described in subsection 5.1, the committee will maintain one or more accounts in the name of each participant to reflect the participant's share of corporation matching contributions pursuant to subsection 4.2 and income, losses, appreciation and depreciation attributable thereto, and corresponding subaccounts to reflect the participant's interest in the fixed income fund or other investment funds pursuant to the participant's investment election under subsection 6.2, including a 'corporation cash account' and a 'corporation stock account,' as appropriate. All such accounts are referred to as 'corporation accounts.'"

12.  By substituting the following for subsection 6.2 of the plan:

      "6.2. INVESTMENT OF CORPORATION MATCHING CONTRIBUTIONS. Corporation matching contributions shall be invested as follows:

      (a) Corporation matching contributions received by the trustee during a calendar quarter shall be invested by the trustee in the fixed income fund as soon as practicable after they are received by the trustee, but beginning with the calendar quarter next following the calendar quarter in which such contributions are received by the trustee and invested in the fixed income fund, a participant's share of such contributions and any earnings thereon resulting from the investment of such contributions in the fixed income fund shall be subject to investment change elections made by the participant in accordance with subparagraph (b) below.

      (b) Investment change elections may be made by a participant with respect to his corporation accounts in the same manner as provided under subparagraph 5.4(c) for participant accounts. A participant's investment elections with respect to his corporation accounts need not be the same as his investment elections with respect to his participant accounts.

      If corporation matching contributions have been made in the form of company shares in lieu of cash pursuant to subsection 4.7, such shares shall be converted to cash."


13.  By substituting the following for subsection 6.4 of the plan:


      "6.4. ALLOCATION AND CREDITING OF CORPORATION MATCHING CONTRIBUTIONS. Corporation matching contributions shall be allocated to the corporation accounts of eligible participants in accordance with the following:

      (a) Formula matching contributions under subparagraph 4.2(a) will be allocated as of the end of each plan year, pro rata, according to the basic contributions made by participants, respectively, during that plan year.

      (b) Quarterly matching contributions under subparagraph 4.2(b) will be allocated as of the end of each calendar quarter, effective with the calendar quarter beginning January 1, 1994, pro rata, according to basic contributions made by participants, respectively, during that calendar quarter which are not in excess of 4 percent of their earnings for that calendar quarter.

      The amount to be allocated under this subsection 6.4 for any period shall include the total of the individual employer shares of the corporation matching contributions made under the plan for that period, as determined in accordance with subsection 4.3, and the total remainders that have arisen under the plan during that period to the extent such remainders have not been otherwise applied pursuant to subsection 10.9. The term 'eligible participants' means participants who made basic contributions under the plan during that year in the case of formula matching contributions or during that calendar quarter in the case of quarterly matching contributions, exclusive of participants whose settlement dates occurred (during that year in the case of formula matching contributions or during that calendar quarter in the case of quarterly matching contributions) under subparagraph 10.1(e) because of resignation or dismissal before they qualified for retirement under the plan."


14. By deleting the parenthetical phrase "(including his July 31, 1988 employer accounts, if any)" where it appears in subsections 6.7, 10.2 and 10.3 of the plan.


15.  By deleting subparagraph 7.5(c) from the plan.


16.  By deleting the last sentence of subparagraph 8.2(b) of the plan.


17.  By substituting the following for subparagraph 8.3(c)(i) of the plan:

            "(i) medical expenses incurred by (or necessary for the medical care of) the participant, the participant's spouse or any dependents of the participant;"

18.  By substituting the following for subparagraph 8.3(c)(iii) of the plan:

            "(iii) payment of tuition for the next twelve months of post-secondary education for the participant or the participant's spouse, children, or dependents; and"


19. By substituting the phrase "by a nontaxable loan available under the plan or other distributions or nontaxable loans available from any other plans maintained by the USG Companies" for the phrase "by other distributions or nontaxable loans available from any other plans maintained by the USG Companies," where the latter appears in subparagraph 8.3(d) of the plan.


20. By substituting the following for subparagraphs 8.5(b) and (c) of the plan:

      "(b) Interests in the government investment fund, the fixed income fund, the balanced fund, the equity index fund, the growth fund and any other fund established pursuant to subsection 5.10 shall be converted to cash as of the first day of a calendar quarter based upon the adjusted balances in all accounts in that investment fund as of the close of the immediately preceding calendar quarter.

       (c) A participant's interests in the government investment fund, fixed income fund, balanced fund, equity index fund, growth fund and company shares shall be converted to cash in that order to the extent necessary to make a withdrawal payment to that participant."


21.  By adding the following new subsection 8.7, immediately after subsection
8.6 of the plan:

      "8.7. LOANS TO PARTICIPANTS. While it is the primary purpose of the plan to accumulate funds for the participants when they retire, it is recognized that under some circumstances it is in the best interests of participants to permit loans to be made to them while they continue in the active service of the employers. Accordingly, the committee, pursuant to such rules as it may from time to time establish, and upon written application by a participant supported by such evidence as the committee requests, may direct the trustee to make a loan from the trust fund to a participant subject to the following:

      (a) The principal amount of any loan made to a participant shall not exceed the lesser of:

            (i) $50,000, reduced by the amount of the highest outstanding loan balance during the one-year period ending immediately preceding the date of the loan; or

            (ii) one-half of the participant's vested account balances under the plan.

      (b) Each loan must be evidenced by a written note in a form approved by the committee, shall bear interest at a reasonable rate, and shall require substantially level amortization (with payments at least quarterly) over the term of the loan.

      (c) Each loan shall specify a repayment period that shall not extend beyond five years. Repayment of a loan will be made by payroll deduction or in accordance with rules established by the committee.

      Any loan made under the plan shall be subject to the foregoing limitations of this subsection 8.7. If on a participant's settlement date, any loan or portion of a loan made to him under the plan, together with the accrued interest thereon, remains unpaid, an amount equal to such loan or any part thereof, together with the accrued interest thereon, shall be charged to the participant's accounts after all other adjustments required under the plan, but before any distribution pursuant to subsection 10.6."

22.  By substituting the following for subparagraph 9.2(b) of the plan:

      "(b) If any company shares credited to the participant accounts or corporation accounts of any participant are required to be converted to cash because of a withdrawal or loan pursuant to
            Section 8, the committee shall direct the trustee to purchase such company shares with participant basic contributions and investment change proceeds available for that purpose as soon as practicable after the effective date of the withdrawal or loan."

23.  By substituting the following for subparagraph 9.2(f)(ii) of the plan:

            "(ii) NEXT, company shares required to be converted to cash so that the trustee may make a withdrawal payment or loan under Section 8 shall be purchased by the trustee in the order in which the withdrawal or loan elections or requests became effective; and"


24.  By adding the following new subparagraph (g) at the end of subsection
10.7 of the plan:

      "(g) DIRECT TRANSFER OF ELIGIBLE ROLLOVER DISTRIBUTIONS. If a participant's distribution constitutes an eligible rollover distribution under Section 402(c)(4) of the Internal Revenue Code, then the participant may elect to have such distribution paid directly to an eligible retirement plan described in Section 402(c)(8)(B) of the Internal Revenue Code. Each election by a participant under this subparagraph 10.7(g) shall be made at such time and in such manner as the committee shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the committee."


25. By adding the following sentence at the end of subsection 12.4 of the plan:

      "Notwithstanding any provisions of the plan to the contrary, the committee in its discretion and subject to requirements of applicable law may permit participants to make investment elections or other elections under the plan by telephone through an automated telephone system established for this purpose or by any other method authorized by the committee as acceptable in lieu of written elections."

26. By adding the following Exhibit I immediately after Section 16 of the plan:

                                 "EXHIBIT I
                                     TO
                      USG CORPORATION INVESTMENT PLAN



                                          Matching Percentage of
Percentage Achievement of                 Eligible Participants'
Consolidated Earnings Goal                  Basic Contributions
- --------------------------                ----------------------

            80%                                       10%
            81%                                       11%
            82%                                       12%
            83%                                       13%
            84%                                       14%
            85%                                       15%
            86%                                       16%
            87%                                       17%
            88%                                       18%
            89%                                       19%
            90%                                       20%
            91%                                       21%
            92%                                       22%
            93%                                       23%
            94%                                       24%
            95%                                       25%
            96%                                       26%
            97%                                       27%
            98%                                       28%
            99%                                       29%
           100%                                       30%
           101%                                       32%
           102%                                       34%
           103%                                       36%
           104%                                       38%
           105%                                       40%
           106%                                       42%
           107%                                       44%
           108%                                       46%
           109%                                       48%
           110%                                       50%
           111%                                      52.5%
           112%                                       55%
           113%                                      57.5%
           114%                                       60%
           115%                                      62.5%
           116%                                       65%
           117%                                      67.5%


           118%                                       70%
           119%                                      72.5%
           120%                                       75%


      For each 1% increase in percentage achievement of consolidated earnings goal in excess of 120%, the matching percentage of eligible participants' basic contributions shall be increased by 2.5%. Any fraction of a percent in the percentage achievement of consolidated earnings goal will be rounded up to the nearest whole percentage if .5% or more, or rounded down to the nearest whole percentage if under .5%."


                               *      *      *


Particulars 1, 2, 3, 15, 24 and 26 of the foregoing shall be effective as of January 1, 1993, particulars 4 through 14, particulars 16 through 18 and particular 20 shall be effective July 1, 1993, and particular 19, particulars 21 through 23 and particular 25 shall be effective October 1, 1993.




IN WITNESS WHEREOF, the company has caused these presents to be signed by an officer thereunto duly authorized this 30th day of July, 1993.


                                    USG CORPORATION


                                    By ______________________________
                                         Senior Vice President and
                                        Chief Administrative Officer